UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements. Actual events or results may differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. For a discussion of the specific factors that may cause the actual results of Primus Telecommunications Group, Incorporated (the “Company”) to differ materially from those projected in any forward-looking statements, please refer to the documents that the Company files with the Securities and Exchange Commission (“SEC”), including without limitation the Company’s Form 10-K, as may be updated in Forms 10-Q and 8-K and other filings made with the SEC by the Company. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 2.05 Costs Associated with Exit or Disposal Activities.

Item 2.06 Material Impairments.

As previously disclosed, a special committee (the “Special Committee”) of the Board of Directors (the “Board”) of the Company is exploring and evaluating the Company’s strategic alternatives to enhance shareholder value. In connection with this strategic review process, on June 28, 2012, the Board made a general determination to pursue a sale or other disposition or disposal of the Company’s international carrier services business unit (“ICS”). The Company does not intend to provide updates or make any further comments regarding the possible sale or other disposition or disposal of ICS, unless the Board has approved a specific course of action or transaction or otherwise deems disclosure appropriate.

In connection with its decision to pursue a sale or other disposition or disposal of ICS, the Company’s management is assessing the potential charges and expenses for such sale or other disposition or disposal under generally accepted accounting principles. As part of this assessment, the Company is evaluating major categories of costs potentially associated with the Board’s determination to pursue a sale or other disposition or disposal of ICS. However, at this time the Company has not identified any material categories of costs or impairments nor finally determined the total amount or range of amounts expected to be incurred in connection with the sale or other disposition or disposal of ICS. To the extent that the Company identifies any material categories of costs or impairments; determines the total amount or range of amounts expected to be incurred in connection with the sale or other disposition or disposal of ICS; or determines the amount or range of amounts of the impairment charges that would result in future cash expenditures, the Company will amend this Form 8-K to include the appropriate disclosure.

In addition to the possible sale or other disposition or disposal of ICS, the Special Committee continues to explore and evaluate other strategic alternatives to enhance shareholder value, which may include (but may not be limited to) a sale, merger or other business combination involving the Company, a recapitalization of the Company, a joint venture arrangement, the sale or spinoff of other Company assets or one or more of its other business units, or the continued execution of the Company’s business plans. The Company has not set a timetable for completion of the Special Committee’s evaluation process or, except as described above, made a decision to pursue any particular course of action or transaction, and there can be no assurance that any transaction will be pursued or completed. The Company does not intend to provide updates or make any further comments regarding the evaluation of strategic alternatives, unless the Board has approved a specific course of action or transaction or otherwise deems disclosure appropriate.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Separation Agreement with Kenneth D. Schwarz and Appointment of James C. Keeley

On July 1, 2012, in connection with corporate staffing needs following the Company’s sale of its Australia operations, Primus Telecommunications, Inc. (“PTI”), a wholly owned subsidiary of the Company, entered into a Separation and Release Agreement (the “Separation Agreement”) with Kenneth D. Schwarz, presently the Chief Financial Officer and Senior Vice President, Information Technology of the Company. The Separation Agreement provides that Mr. Schwarz is separated from any positions held with PTI and its affiliates (including the Company), effective as of July 1, 2012 (the “Effective Date”). No disagreement with the Company or PTI on any matter relating to the operations, policies or practices of the Company or PTI led to Mr. Schwarz’s separation.

Pursuant to the Separation Agreement, Mr. Schwarz will be entitled to the following severance payments and benefits: (i) $297,917.00, less all required tax withholdings, which represents six months of Mr. Schwarz’s current salary, bonus and prorated annual bonus, payable in a lump sum; and (ii) if Mr. Schwarz elects to continue his health insurance under COBRA, the Company will pay the COBRA premiums until the earlier of (a) January 31, 2013 and (b) the date Mr. Schwarz is eligible for health care coverage under a subsequent employer’s plan.

The Separation Agreement provides further that 12,602 unvested restricted stock units (“RSUs”) that the Company previously granted to Mr. Schwarz will vest as of the Effective Date, which accelerated vesting was approved by the compensation committee (the “Compensation Committee”) of the Board on June 27, 2012. All other unvested RSUs will be forfeited as of the Effective Date.

The Separation Agreement also contains customary release, non-disparagement, and confidentiality provisions. The Separation Agreement terminates and supersedes that certain Offer Letter, dated June 17, 2011, between Mr. Schwarz and the Company, on behalf of PTI, except for any provision therein that contemplates performance by Mr. Schwarz after the Effective Date.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Also as of the Effective Date, the Board appointed James C. Keeley, the Company’s Vice President, Corporate Controller & Treasurer, to serve as the Company’s Acting Chief Financial Officer and increased his annual salary to $285,000. Information regarding Mr. Keeley’s age, business experience, employment history and related matters are included in the Company’s definitive proxy statement for the annual meeting of shareholders held on June 12, 2012, which was filed with the SEC on April 30, 2012 (the “Proxy Statement”).

Named Executive Officer Compensation Matters

On June 27, 2012, the Compensation Committee, in recognition of the leadership and contributions of certain Named Executive Officers (as defined in the Proxy Statement) of the Company in connection with the Company’s previously announced sale of its Australia operations, (i) awarded cash bonuses to such Named Executive Officers and (ii) approved the accelerated vesting of certain RSUs held by such Named Executive Officers to June 27, 2012, in each case under the Company’s Management Compensation Plan, as amended, as set forth in the following table:

Named Executive Officer	Number of RSUs Accelerated	Cash Bonus	Method of Payment of Cash Bonus
Peter D. Aquino	N/A	$750,000	$750,000 to be paid on July 13, 2012
Richard Ramlall	15,263	$83,333	$83,333 to be paid on July 13, 2012
James C. Keeley	6,386	$62,500	$31,250 to be paid on July 13, 2012, and $31,250 to be paid on or about April 1, 2013

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation and Release Agreement, dated July 1, 2012, by and between Kenneth Schwarz and Primus Telecommunications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated (Registrant)

Date: July 3, 2012	By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation and Release Agreement, dated July 1, 2012, by and between Kenneth Schwarz and Primus Telecommunications, Inc.